Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Chembio Diagnostics, Inc. (the “Company”) for the year ended December 31, 2022, each of the undersigned Richard L. Eberly, the President & Chief Executive Officer of the Company, and Lawrence J. Steenvoorden, the Executive Vice President & Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds’ knowledge and belief:

(1)	This Form 10-K for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in this Form 10-K for the year ended December 31, 2022 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Date: March 29, 2023	/s/ Richard L. Eberly
Richard L. Eberly
Chief Executive Officer and President

Date: March 29, 2023	/s/ Lawrence J. Steenvoorden
Lawrence J. Steenvoorden
Chief Financial Officer and Executive Vice President